                                                                    Exhibit 10.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS NOTE NOR ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SECURITIES ISSUABLE UPON EXERCISE OF THIS CONVERTIBLE PROMISSORY NOTE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT, AS AMENDED, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

PAYMENTS ON ACCOUNT OF THE INDEBTEDNESS EVIDENCED BY THIS CONVERTIBLE PROMISSORY NOTE ARE SUBORDINATED AS PROVIDED HEREIN.

                    $3,172,872.24 CONVERTIBLE PROMISSORY NOTE
                    -----------------------------------------

$3,172,872.24                                                  December 21, 1999


                  Total Network Solutions, Inc., a New York corporation (the "COMPANY"), for value received, promises to pay to Cisco Systems, Inc., a California corporation (the "HOLDER"), the principal sum of Three Million One Hundred Seventy-Two Thousand Eight Hundred Seventy-Two Dollars and Twenty-Four Cents ($3,172,872.24), plus interest on the unpaid balance hereof (the "NOTE"). Interest shall be computed on the basis of a 360-day year and actual number of days elapsed and shall accrue from and including the date funds are advanced hereunder at the rate of six point forty seven percent (6.47%) per annum to but excluding the date of repayment.

                  1. DEFINITIONS. As used in this Note, the following terms shall have the definitions ascribed to them below:

                           a. "Common Note" shall mean the $4,416,150
Convertible Promissory Note to be issued by the Company to the Holder pursuant to the Purchase Agreement (as defined below).

                           b. "Conversion Share Price" shall be equal to: (i)
the sum of accrued interest and the principal amount of $3,172,872.24; (ii) divided by (x) in the case of a conversion into Common Stock, a number equal to the number of Common Stock into which 1,077,026 shares of Series B Preferred (as defined below) issued on the date hereof would be convertible pursuant to the Restated Certificate of Incorporation of the Company (the "Restated Certificate") (as appropriately adjusted therein for dilution, stock splits, stock dividends, combinations, reclassifications and the like) and (y) in the case of a conversion into Series B Preferred, 1,077,026.

                           c. "Conversion Stock" shall mean: (1) prior to the
Company consummating an Initial Public Offering (as defined below) shares of the Company's common stock or Series B Preferred, at the option of the Holder, purchasable upon conversion of this Note, or (2) subsequent to the Company consummating an Initial Public Offering, the shares of the Company's common stock issuable upon conversion of this Note. The total number of shares of Conversion Stock shall be determined by dividing (A) the amount of the outstanding principal and accrued interest under this Note which the Holder elects to convert at the time of conversion by (B) the Conversion Share Price.

                           d. "Highest Lawful Rate" shall mean the maximum
non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

                           e. "Holder" shall mean the person specified in the
introductory paragraph together with its successors and permitted assigns.

                           f. "Initial Public Offering" shall mean the Company's
first firm commitment underwritten offering pursuant to a registration statement under the Securities and Exchange Act of 1933, as amended, covering the sale of the Company's common stock with net proceeds to the Company of at least Twenty Million Dollars ($20,000,000).

                           g. "Letter Agreement" shall mean the Letter
Agreement, dated as of December 21, 1999, by and between the Company and the Holder.

                           h. "Note" shall mean this $3,172,872.24 Convertible
Promissory Note.

                           i. "Purchase Agreement" shall mean the Convertible
Note Purchase Agreement, dated as of December 21, 1999, by and between the Company and the Holder.

                           j. "Registration Rights Agreement" shall mean the
Second Amended and Restated Registration Rights Agreement, dated as of December 21, 1999, by and among the Company, Morgan Stanley Venture Investors III, L.P., Morgan Stanley Venture Partners III, L.P., The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., Merritt Lutz and the Holder.

                           k. "Second Convertible Note" shall mean the
$9,000,004.68 Convertible Promissory Note to be issued by the Company to the Holder pursuant to the Purchase Agreement.

                           l. "Series B Preferred" shall mean shares of the
Company's Series B Preferred Stock.

                           m. "Shareholders Agreement" shall mean the shall mean
the Second Amended and Restated Shareholders Agreement, dated as of December 21, 1999, by and among the Company, Morgan Stanley Venture Investors III, L.P., Morgan Stanley Venture Partners III, L.P., The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., Merritt Lutz, the Holder and each of the stockholders listed on the signature pages thereof.

                  2. MATURITY. The principal of this Note shall mature and be due and payable on December 21, 2009 (the "MATURITY DATE"). All accrued and unpaid interest shall be due and payable on the earlier of (i) the Maturity Date or (ii) the maturity of the principal of this Note (whether at scheduled maturity or upon acceleration of maturity following an Event of Default (as defined below)), provided that in no event shall any interest be payable prior to June 30, 2003.

                  3. CONVERSION.

                           A. HOLDER'S OPTION. The unpaid principal and interest
outstanding under this Note shall be convertible at any time or from time to time, in whole or in part, at the option of the Holder, into Conversion Stock at the Conversion Price. The Holder will give the Company thirty (30) days' prior written notice of its intention to effectuate such conversion. No fractional shares shall be issued and the value of any fractional share shall be paid by the Company to the Holder in cash. Commencing ninety (90) days prior to the Maturity Date, if the Note has not been converted by the Holder in accordance with the terms hereof and the Company wishes to pay the Note, the Company shall give thirty (30) days' prior written notice to the Holder (the "NOTICE PERIOD"). After the commencement of the Notice Period, the Holder shall have thirty (30) days thereof to advise the Company whether it will exercise its right to convert the Note, in whole or in part, into shares of Conversion Stock or whether it will accept payment or prepayment of the Note, in whole, from the Company. The Company may not voluntarily pay prior to the Maturity Date any portion of the
Note if the conversion of such portion would result in the Holder acquiring 19.9% or more of the equity ownership of the Company or if the Holder advises the Company during the Notice Period that such conversion would require the Holder to undertake the equity method of accounting in connection with its ownership of the Conversion Stock (the "EQUITY LIMITATION") (it being understood that the Equity Limitation shall be inapplicable to any payment on this Note on or after the Maturity Date). Any portion of the Note at any time outstanding because of the Equity Limitation set forth in the preceding sentence may be voluntarily paid prior to the Maturity Date only at the option of the Holder.

                           B. CONDITION TO AN ACQUISITION TRANSACTION. If
neither prepayment nor conversion has occurred prior to (i) any reorganization, merger or consolidation in which the Company is not the surviving entity or (ii) the sale or transfer by the Company of all or substantially all of its assets otherwise than to a wholly owned affiliate of the Company, (any such transaction being an "ACQUISITION TRANSACTION"), unless this Note is paid or converted as provided in Section 5, as a condition to the consummation of the Acquisition Transaction, the Note shall be cancelled and the surviving entity or transferee shall enter into a successor note agreement with the Holder (the "SUCCESSOR NOTE"). The Successor Note shall provide (i) that the Holder may convert it for the kind and amount of capital stock or other securities or property which the Holder would have received immediately after the Acquisition Transaction if the Holder had converted the Note immediately before the effective date of the Acquisition Transaction and (ii) that the surviving entity in the Acquisition Transaction shall succeed to and be substituted to every right and obligation of the Company in respect of this Note. The

Successor Note shall provide for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. Notwithstanding the foregoing, if the Company enters into an Acquisition Transaction and consideration payable to holders of shares of the Company's common stock issuable or, deliverable upon conversion of the Note in connection with such Acquisition Transaction consists solely of cash, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of shares of the Company's common stock issuable upon conversion of the Note as if the Note had been converted immediately prior to such event and upon such distribution, the Note shall be cancelled and the Company's obligations under the Note shall be terminated.

                           C. CONDITIONAL CONVERSION. Subject to Section 3(a),
the Holder may specify that the conversion of the Note, in whole or in part, is contingent upon and shall occur simultaneously with the consummation of (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), or (ii) a sale of all or substantially all of the assets of the Company (including, for purposes of this paragraph, intellectual property rights which, in the aggregate, constitute substantially all of the Company's assets).

                  4. MECHANICS AND EFFECT OF CONVERSION. Upon the conversion of this Note pursuant to Section 3 above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Conversion Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

                  5. PREPAYMENTS. In addition to the Company's right to prepay the Note pursuant to Section 3, if on or prior to the Maturity Date, the Company notifies the Holder that it intends to consummate a merger, consolidation, reorganization or sale of all or substantially all of its assets following which the holders of the Company's voting securities outstanding prior to such transaction will not hold more than 50% of the voting securities of the surviving entity or transferee in such transaction (or an entity controlling such surviving entity or transferee), the Company may prepay the Note in whole; PROVIDED, HOWEVER, that the Company shall give the Holder at least thirty (30) days prior written notice (or such other time as may be remaining if there are less than 30 days remaining prior to the consummation of such transaction) of its intent to consummate such transaction and; PROVIDED, FURTHER, that such prepayment is subject to the Holder's right to convert the Note pursuant to
Section 3(a), and that such prepayment shall occur only upon the consummation of such transaction. Upon the consummation of such transaction, the Holder shall surrender the Note, duly endorsed, at the principal office of the Company, and the Company shall pay the Holder in immediately available Funds the unpaid principal and interest of the Note.

                  6. USURY. Any scheduled principal payments hereunder, or any other amounts payable hereunder, not paid within five (5) days from the date due shall bear interest at a rate of 10% per annum, or the maximum rate permitted by law, whichever is less. Overdue interest shall be payable on demand. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

                  7. EVENTS OF DEFAULT. The entire unpaid principal balance and accrued interest of this Note shall immediately be due and payable at the option of the Holder upon the occurrence of any Event of Default. For purposes of this Note, the Company shall be in default under this Note upon the happening of any condition or event set forth below (herein called an "EVENT OF DEFAULT"):

                           a. The Company's failure to pay any principal or
accrued interest evidenced hereby within five (5) days after such payment of principal or interest becomes due in accordance with the terms of this Note;

                           b. The Company's failure to perform, keep or observe
any of its covenants, conditions, promises, agreements or obligations under this Note, if such failure would have a material adverse effect on the Company's assets, operations or condition, financial or otherwise and such failure is not cured by the Company within thirty (30) days (or such longer period as shall be reasonably necessary to effect such cure if efforts to cure are commenced within such 30-day period and are pursued with reasonable diligence until completion) of the date that written notice of such failure is delivered to the Company.

                           c. The institution of proceedings against the
Company, or the Company's filing of a petition or answer or consent seeking reorganization or release, under the Federal Bankruptcy Code, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Company which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of sixty (60) days or more, or the Company's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company or of any substantial part of its property, or the Company's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action;

                           d. Any warranty or representation contained in this
Note, the Letter Agreement, the Common Note, the Second Convertible Note, the Registration Rights Agreement, the Shareholders Agreement or the Purchase Agreement proves to have been false in any material respect when made or furnished and such falsity would have a material adverse effect on the Company's assets, operations or condition, financial or otherwise.

                  8. NEGATIVE COVENANTS. For so long as any amounts are outstanding under this Note and are convertible into shares of Series B Preferred Stock, the Company shall not, without the consent of the holders of 75% of the principal amount of this Note:

                           a. Redeem, repurchase or pay any dividends on any
Junior Securities (as defined in the Restated Certificate) other than (i) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities, (ii) a redemption, purchase or other acquisition of shares of Common Stock made pursuant to an employee incentive or benefit plan of the Corporation or any subsidiary or the terms of any grant pursuant thereto that has been approved by the Board of Directors or other administrator thereof or (iii) pursuant to the Shareholders Agreement;

                           b. Amend, alter or repeal any provision of, or add
any provision to, the Restated Certificate (including without limitation any provision of the Restated Certificate fixing and determining the terms of any series of Preferred Stock, including without limitation the Series B Preferred Stock, but excluding any Preferred Stock constituting Junior Securities, whether now or hereafter authorized) or the Company's Bylaws (other than (i) any increase in the authorized capital of the Company that has been approved by the Board of Directors and that does not require the vote of the holders of Series B Preferred Stock pursuant to paragraph D.9(c)(i) or D.9(d)(i) of the Restated Certificate or (ii) except to the extent the same shall adversely change the rights, preferences or privileges of the Series B Preferred Stock or the Series C Preferred Stock (in which event any separate class vote of such series provided for by law or in the Restated Certificate shall also be required), in connection with any merger, consolidation, business combination or other extraordinary corporate transaction following compliance with the Letter Agreement, to the extent applicable);

                           c. Create or authorize the creation of any additional
class or series of shares of capital stock other than Junior Securities, or increase the authorized amount of any additional class or series of shares of capital stock other than Junior Securities, or create or authorize any obligation or security convertible into shares of any other class or series of capital stock other than Junior Securities, or issue any additional shares of any other class or series of capital stock other than Junior Securities (other than any Additional Shares (as defined in the Restated Certificate)) whether any such creation, authorization, increase or issuance shall be by means of amendment to the Restated Certificate or by merger, consolidation or otherwise;

                           d. Consent to any liquidation, dissolution or winding
up of the Corporation (other than a Deemed Liquidation (as defined in the Restated Certificate) or in connection with a merger, consolidation, business combination or other extraordinary corporate transaction following compliance with the Letter Agreement, to the extent applicable);

                           e. Redeem or repurchase any shares of Series A
Preferred Stock prior to June 30, 2003 other than pursuant to paragraph C.3 or clause (i) of paragraph C.4(b) of Article Fourth of the Restated Certificate;

                           f. Increase the authorized amount of the Series B
Preferred Stock, create or authorize any obligation or security convertible into shares of Series B Preferred Stock or issue any additional shares of Series B Preferred Stock (other than Additional Series B Shares (as defined in the Restated Certificate)); or

                           g. Enter into, or permit any Subsidiary to enter
into, any agreement, indenture or other instrument which contains any provision restricting the payment of dividends by the Corporation on the Series B Preferred Stock when due to the full extent required by Article Fourth, paragraph D.3 of the Restated Certificate, other than any Approved Third Party Credit Agreement (as defined in the Restated Certificate).

                  9. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall reserve and keep available out of its authorized but unissued shares of preferred or common stock such number of shares as shall from time to time be sufficient to effect the conversion of this Note; and, if at any time the number of authorized but unissued shares of the Company's preferred or common stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the Holder of this Note, the Company will use its best efforts to take such corporate action as, in the opinion of counsel, may be necessary to increase its authorized but unissued shares of preferred or common stock to such number of shares as shall be sufficient for such purposes.

                  10. NOTICES. Any notice required by any provision of this Note to be given to the Holder shall be in writing or by telegram or facsimile confirmed answer back, and shall be deemed to have been duly made when delivered in person or sent by telegram or facsimile confirmed answer back , same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. All such communications shall be addressed to the Holder of record at its address appearing on the books of the Company.

                  11. NO RIGHTS AS STOCKHOLDER. Without limitation of Section 8, this Note, as such, shall not entitle the Holder to any rights as a stockholder of the Company, except as otherwise specified herein.

                  12. LEGAL FEES. The Company agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys' fees and disbursements) which the Holder incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of the Holder's rights under this Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

                  13. HEADINGS. The headings in this Note are inserted for convenience only and do not constitute a part of this Note.

                  14. GOVERNING LAW. This Note shall be governed by the laws of the State of New York, without giving effect to conflicts of law principles.

                  15. ASSIGNMENT. This Note shall be binding on the Company and its successors and permitted assigns, and shall be binding upon and inure to the benefit of the Holder, any future holder of this Note and their respective successors and permitted assigns. Neither the Company nor the Holder may assign or transfer this Note or any of its rights or obligations hereunder (other than by operation of law) without the other party's prior written consent; PROVIDED, HOWEVER, that the Holder may transfer this Note and any of its rights and obligations hereunder to a majority-owned affiliate thereof. Any transferee of this Note shall become a party to the Shareholders Agreement in accordance with the terms thereof.

                  16. WAIVER. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note. No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder.

                  17. SEVERABILITY. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  18. SUBORDINATION. By accepting this Note, the Holder agrees that all payments on account of the indebtedness, liabilities and other obligations of the Company to the Holder of this Note, including, without limitation, all amounts of principal, all interest accrued hereon, and all other amounts payable by the Company to the Holder under this Note or in connection herewith (the "Subordinated Indebtedness") shall be subordinate and subject in right of payment, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Senior Indebtedness. As used herein, "Senior Indebtedness" shall mean (i) any indebtedness, liabilities and other obligations of the Company (whether as primary obligor or as guarantor) to any person (each a "Senior Lender") with respect to (a) any working capital, revolving credit or other line of credit facility, any term loan facility, or any other extension of credit by any individual or entity (whether or not secured), including reimbursement obligations under letters of credit or guaranties and (b) obligations in respect of bankers' acceptances purchased by, and interest rate protection agreements and currency exchange and purchase agreements entered into with, any individual or entity, (ii) any such types of indebtedness which are incurred by any affiliate of the Company, (iii) all other amounts due on or in connection with such Senior Indebtedness, including all charges, fees, indemnities and expenses (including reasonable fees and expenses of counsel), (iv) all interest accruing with respect to such Senior Indebtedness during the pendency of a bankruptcy or insolvency proceeding, whether or not allowable thereunder, and (v) all extensions, renewals, refinancings and deferrals of the amounts referred to in clauses (i) through (iv) above. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                  As long as any of the Senior Indebtedness shall remain outstanding and unpaid, the Holder shall not accept or receive, directly or indirectly, and the Company shall not make, any Subordinated Debt Payment (as defined below), except that prior to the occurrence of any Senior Lender Default (as defined below) and receipt of the notice from the Senior Lender described below, the Holder shall be entitled to accept and receive payments of principal and interest under this Note, in accordance with the terms of this Note. Upon the occurrence of any Senior Lender Default (or if any Senior Lender Default would exist immediately after the making of a Subordinated Debt Payment), and upon receipt by the Company and the Holder of notice in writing of such Senior Lender Default, and until such Senior Lender Default is cured or waived, the Company shall not make, and the Holder shall not accept or receive, any Subordinated Debt Payment. In the event that, notwithstanding the foregoing provisions, any Subordinated Debt Payments shall be received in contravention hereof by the Holder before all Senior Indebtedness shall be paid, such Subordinated Debt Payments shall be held in trust for the benefit of the Senior Lenders and shall be paid over or delivered to the Senior Lenders for application to the payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid to the extent necessary to give effect hereto, after giving effect to any concurrent payments or distributions to any Senior Lender in respect of the Senior Indebtedness. As used herein, "Senior Lender Default" means any default in respect of any Senior Indebtedness, or any other default specified in the agreement or instrument under which any Senior Indebtedness is issued, continuing beyond the grace period, if any, specified in any such agreement or instrument; and "Subordinated Debt Payment" means any payment or distribution by or on behalf of the Company, directly or indirectly, of assets of the Company or any person or entity with a right of reimbursement against the Company of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Indebtedness, or by setoff, exchange or in any other manner, for or on account of the Subordinated Indebtedness.

                  If, while any Subordinated Indebtedness is outstanding, any bankruptcy, insolvency, reorganization, receivership, arrangement, marshalling of assets and liabilities or similar proceeding is commenced by or against the Company or its property, the Holder shall promptly take such action as any Senior Lender may reasonably request (A) to collect the Subordinated Indebtedness for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (B) to execute and deliver to the Senior Lenders, such powers of attorney, assignments and other instruments as they may request to enable them to enforce any and all claims with respect to the Subordinated Indebtedness (to the extent and in the manner provided herein), and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Indebtedness for the account of the Senior Lenders.

                  In the event of any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, upon the dissolution, winding up or total or partial liquidation or reorganization, readjustment, arrangement or similar proceeding relating to the Company or its property, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshalling or composition of the assets and liabilities of the Company, or otherwise: (i) all amounts owing on account of the Senior Indebtedness shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any

Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Holder would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Senior Lenders for application to the payment of the Senior Indebtedness in accordance with clause (i) above, after giving effect to any concurrent payment or distribution or provision therefor to the Senior Lenders in respect of such Senior Indebtedness.

                  If an Event of Default under Section 7 shall occur and be continuing, the Holder shall, at least twenty (20) days prior to accelerating, and as a condition to the effectiveness of any acceleration of, this Note, send a written notice of such acceleration designated as a "Notice of Intent to Accelerate" to all holders of Senior Indebtedness that have been identified as such by the Company (or by any such holder of Senior Indebtedness).

                  The subordination provisions of this Note are intended solely for the purpose of defining the relative rights against the Company of the Holder, on the one hand, and the Senior Lenders, on the other hand. Nothing contained herein shall (i) impair, as between the Company and the Holder, the obligation of the Company to pay the principal of or interest on this Note and its other obligations with respect to the Subordinated Indebtedness as and when the same shall become due and payable in accordance with the terms thereof, or
(ii) otherwise affect the relative rights against the Company of the Holder, on the one hand, and the creditors of the Company (other than the Senior Lenders), on the other hand.

                  Until the payment and performance in full of all Senior Indebtedness, the Holder shall not have, and shall not directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Note, by any payment or distribution to the Senior Lenders hereunder or otherwise. Upon the payment and performance in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the Senior Lenders to receive payments or distributions applicable to the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Holder would be entitled except for the provisions of this Note shall, as among the Company, its creditors (other than the Senior Lenders and the Holder), be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

                  Each Holder of this Note shall, upon request by the Company, enter into an intercreditor agreement reflecting the foregoing provisions of this Section 18 and other customary provisions reasonably acceptable to such Holder implementing the foregoing provisions of this Section 18.

                            [signature page follows]

                  IN WITNESS WHEREOF, the Company has duly caused this $3,172,872.24 Convertible Promissory Note to be signed in its names and on its behalf by its duly authorized officers as of the date first above written.

           TOTAL NETWORK SOLUTIONS, INC.

           By:________________________________________________________
               Name:______________________________________________
               Title:_____________________________________________

           ACCEPTED AND AGREED:

           CISCO SYSTEMS, INC.

           By:________________________________________________________
               Name:______________________________________________
               Title:_____________________________________________


          [signature page - $3,172,872.24 Convertible Promissory Note]